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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 13, 2004, except for Note 17, as to which the date is ___, 2005, in the Registration Statement (Form S-1 No. 333- _____) and related Prospectus of Pike Holdings, Inc. for the registration of ______ shares of its common stock.

Greensboro, NC
April ___,2005


The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 17 to the consolidated financial statements.

                                           /s/ Ernst & Young LLP


Greensboro, NC
April 14, 2005